Exhibit (c)(10)

Deutsche Bank CONFIDENTIAL Corporate & Investment Bank Project Pine Special Committee Discussion February 22, 2018 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

DRAFT Special Committee Case financial projections

DRAFT Special Committee Case development

- Special Committee conducted interviews of key business leaders, actuaries and CFO of Pine in relation to current business performance, strategy and long-term outlook for each of the business units
- Based on the information received, Special Committee developed a view on the key business assumptions to inform the DRAFT Special Committee Case
- Key assumptions driving the DRAFT Special Committee Case included the following business metrics for all segments:
  - Gross Premium Written Growth
  - Loss Ratio
  - Net Investment Yield
  - Capital Return / Dividend Policy
- These key assumptions were provided to Pine and Pine advisors at the direction of the Special Committee to be incorporated into the full financial model
- Pine provided the full output of the financial projections model to the Special Committee

Requested incremental assumption changes relative to Case 2

	2018E	2019E	2020E	2021E	2022E
GPW Growth					
Small Commercial	-	-	+1.00%	+1.00%	+1.00%
Specialty Risk & Warranty	-	-	+1.00%	+1.00%	+1.00%
Specialty Program	-	-	+1.00%	+1.00%	+1.00%
Loss Ratio					
Small Commercial	-	-	(0.50)%	(0.75)%	(1.00)%
Specialty Risk & Warranty	-	-	(0.50)%	(1.00)%	(2.00)%
Specialty Program	-	-	-	-	-
Net Investment Yield					
Net Investment Yield	-	+0.10%	+0.20%	+0.30%	+0.40%
Capital Return					
Bring back Case 1 dividends					

Source: *Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit*

Deutsche Bank
Corporate & Investment Bank
1

Key differences between the DRAFT Special Committee Case and Cases 1 & 2 over the projection period

Gross written premiums ($bn)



Annual growth:
5.7% 6.0% 4.5% 4.8% 5.0% 5.0%
5.7% 2.5% 3.2% 3.4% 3.5% 3.5%
5.7% 2.5% 3.2% 4.4% 4.5% 4.5%
CAGR ('17 – '22): 5.1%
CAGR ('17 – '22): 3.2%
CAGR ('17 – 22): 3.8%
$6.8 $6.8 $6.8
$7.9 $7.9 $7.9
$8.4 $8.4 $8.4
$8.9 $8.6 $8.6
$9.3 $8.9 $8.9
$9.8 $9.2 $9.3
$10.2 $9.5 $9.7
$10.8 $9.8 $10.1
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Underwriting profit ($mm)



CR 98.7% 94.2% 93.7% 93.4% 93.3% 93.1%
LR 70.9% 67.2% 66.8% 66.6% 66.6% 66.6%
CR 90.8% 88.1% 98.7% 95.7% 95.7% 95.7% 95.7% 95.7%
LR 66.0% 61.8% 70.9% 68.5% 68.5% 68.5% 68.5% 68.5%
CR 98.7% 95.7% 95.7% 95.2% 94.9% 94.3%
LR 70.9% 68.5% 68.5% 68.1% 67.7% 67.2%
$340
$296
($351) ($351) ($351)
$316 $231 $231
$354 $235 $235
$389 $241 $268
$416 $250 $300
$445 $258 $347
CAGR ('18 – '22): 9.0%
CAGR ('18 – '22): 2.9%
CAGR ('18 – '22): 10.7%
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Operating EPS



Operating earnings ($mm):
$470 $409
$52 $244 $290 $343 $391 $441
$52 $176 $189 $212 $237 $263
$52 $176 $197 $252 $306 $374
CAGR ('18 – '22): 17.2%
CAGR ('18 – '22): 10.6%
CAGR ('18 – '22): 21.1%
$2.79
$2.34
$0.27 $0.27 $0.27
$1.21 $0.87 $0.87
$1.44 $0.94 $0.98
$1.71 $1.05 $1.25
$1.98 $1.18 $1.52
$2.28 $1.31 $1.88
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

TBVPS



ROTE: 32.6% 32.0%
2.9% 9.7% 11.0% 12.2% 13.1% 13.9%
2.9% 7.1% 7.4% 8.1% 8.7% 9.2%
2.9% 7.1% 7.8% 9.6% 11.1% 12.8%
$8.20
$6.50
$12.44 $12.44 $12.44
$13.07 $12.77 $12.73
$13.90 $13.15 $13.09
$14.92 $13.65 $13.68
$16.15 $14.27 $14.48
$17.62 $15.00 $15.57
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

DRAFT Special Committee Case | Case 1 | Case 2

Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

Deutsche Bank
Corporate & Investment Bank
2

Dividend discount model valuation summary DDM illustrative range Sensitivity analysis Low High Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $11.92 $13.30 $14.68 $16.05 $17.43 Case 1 $10.67 $17.43 equity 13.0% 11.58 12.91 14.25 15.58 16.91 of 14.0% 11.27 12.55 13.84 15.12 16.41 Cost 15.0% 10.96 12.20 13.44 14.68 15.93 16.0% 10.67 11.87 13.07 14.27 15.46 Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $7.94 $8.70 $9.46 $10.23 $10.99 equity 13.0% 7.74 8.48 9.21 9.95 10.69 Case 2 $7.20 $10.99of Cost 14.0% 7.55 8.26 8.97 9.69 10.40 15.0% 7.37 8.06 8.74 9.43 10.12 16.0% 7.20 7.86 8.52 9.19 9.85 Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $10.34 $11.51 $12.63 $13.76 $14.88 DRAFT Special equity 13.0% 10.10 11.19 12.27 13.36 14.44 $9.34 $14.88 of     Committee CaseCost 14.0% 9.84 10.88 11.93 12.98 14.03 15.0% 9.58 10.59 11.60 12.62 13.63 16.0% 9.34 10.31 11.29 12.27 13.24 Deutsche Bank Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special 3 Corporate & Investment Bank Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Note: Valuation is as of YE 2017 assuming mid-year discounting.

Dividend discount model DRAFT Special Committee Case Assumptions 2018E 2019E 2020E 2021E 2022E – Valuation as of YE EPS $0.87 $0.98 $1.25 $1.52 $1.88 2017 EPS ex. Tecmo $0.84 $0.94 $1.18 $1.43 $1.77 – Uses mid-year Dividends per share $0.74 $0.77 $0.81 $0.85 discounting Present value Terminal value – Company keeps capital @ 1/1/18 @ 12/31/21 structure the same A. Cash flows going forward Discount factor 0.9 0.8 0.7 0.6 0.6 Discounted dividends 0.69 0.64 0.59 0.54 Present value of dividends (14.0% CoE) $2.45 B. Terminal value Terminal P/E (@ 8.0x) $8.38 $14.15 Perpetuity growth rate (14.0% CoE, 1.5% growth) $8.38 $14.15 Components of present (a) C. Value of Tecmo stake (49%) $1.10 value Total value (A+B+C) Terminal P/E $11.93 Perpetuity growth rate $11.93 $1.10 Sensitivity analyses P/E multiple Perpetuity growth rate $8.38 $11.93 6.0x 7.0x 8.0x 9.0x 10.0x $11.93 0.5% 1.0% 1.5% 2.0% 2.5% $11.93 12.0% $10.38 $11.51 $12.63 $13.76 $14.88 12.0% $13.41 $13.86 $14.34 $14.88 $15.47 13.0% 10.10 11.19 12.27 13.36 14.44 13.0% 12.27 12.64 13.03 13.46 13.93 $2.45 equity equity Dividends Terminal Tecmo Total value st of 14.0% 9.84 10.88 11.93 12.98 14.03 st of 14.0% 11.31 11.61 11.93 12.28 12.66 value Co 15.0% 9.58 10.59 11.60 12.62 13.63 Co 15.0% 10.49 10.74 11.00 11.29 11.60 16.0% 9.34 10.31 11.29 12.27 13.24 16.0% 9.78 9.99 10.21 10.45 10.71 Implied terminal P/BV 0.66x 0.77x 0.87x 0.98x 1.09x Implied terminal P/TBV 0.83x 0.97x 1.11x 1.25x 1.39x Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares. 4 Source: Pine projections prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. Projections are pro-forma for Corporate & Investment Bank sale of Tecmo; FY 2017 pending KPMG audit

Dividend discount model

DRAFT Special Committee Case

Presentation for negotiating purposes with the Buyer group

Assumptions

- Valuation as of YE 2017
- Uses mid-year discounting
- Company keeps capital structure the same going forward

	2018E	2019E	2020E	2021E	2022E
EPS	$0.87	$0.98	$1.25	$1.52	$1.88
EPS ex. Tecmo	$0.84	$0.94	$1.18	$1.43	$1.77
Dividends per share	$0.74	$0.77	$0.81	$0.85	

	Present value @ 1/1/18	Terminal value @ 12/31/21
A. Cash flows		
Present value of dividends (12.0% CoE)	$2.54	
B. Terminal value		
Terminal P/E (@ 10.0x)	$11.24	$17.69
Perpetuity growth rate (12.0% CoE, 2.0% growth)	$11.24	$17.69
Implied terminal P/BV		1.09x[b]
Implied terminal P/TBV		1.39x[b]
C. Value of Tecmo stake (49%)	$1.10[a]	
Total value (A+B+C)		
Terminal P/E	$14.88	
Perpetuity growth rate	$14.88	

(a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares.
(b) Excludes $1.33 of Tecmo value in terminal year.
Source: Pine projections prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. Projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

Deutsche Bank
Corporate & Investment Bank
5

Analysis at various prices Offer price Offer price (#1) (#2) $12.25 $12.90 $13.00 $13.25 $13.50 $13.75 $14.00 $14.25 $14.50 $14.75 $15.00 $15.25 $17.50 Premium Metric Undisturbed price $10.15 20.7% 27.1% 28.1% 30.5% 33.0% 35.5% 37.9% 40.4% 42.9% 45.3% 47.8% 50.2% 72.4% Offer price (#1) $12.25 0.0% 5.3% 6.1% 8.2% 10.2% 12.2% 14.3% 16.3% 18.4% 20.4% 22.4% 24.5% 42.9% Offer price (#2) $12.90 (5.0%) 0.0% 0.8% 2.7% 4.7% 6.6% 8.5% 10.5% 12.4% 14.3% 16.3% 18.2% 35.7% Multiple 2018 P/E Case 1 $1.21 10.1x 10.7x 10.7x 11.0x 11.2x 11.4x 11.6x 11.8x 12.0x 12.2x 12.4x 12.6x 14.5x Case 2 $0.87 14.1x 14.8x 14.9x 15.2x 15.5x 15.8x 16.1x 16.4x 16.7x 17.0x 17.2x 17.5x 20.1x DRAFT Special Committee Case $0.87 14.1x 14.8x 14.9x 15.2x 15.5x 15.8x 16.1x 16.4x 16.7x 17.0x 17.2x 17.5x 20.1x 2019 P/E Case 1 $1.44 8.5x 9.0x 9.0x 9.2x 9.4x 9.6x 9.7x 9.9x 10.1x 10.3x 10.4x 10.6x 12.2x Case 2 $0.94 13.1x 13.8x 13.9x 14.2x 14.4x 14.7x 15.0x 15.2x 15.5x 15.8x 16.0x 16.3x 18.7x DRAFT Special Committee Case $0.98 12.5x 13.2x 13.3x 13.5x 13.8x 14.0x 14.3x 14.5x 14.8x 15.1x 15.3x 15.6x 17.9x P/TBV (12/31/2017 PF) $12.09 1.01x 1.07x 1.08x 1.10x 1.12x 1.14x 1.16x 1.18x 1.20x 1.22x 1.24x 1.26x 1.45x P/BV (12/31/2017 PF) $16.26 0.75x 0.79x 0.80x 0.81x 0.83x 0.85x 0.86x 0.88x 0.89x 0.91x 0.92x 0.94x 1.08x Selected other metrics Premium to DDM value midpoint Case 1—Terminal P/E scenario $13.84 (11.5%) (6.8%) (6.1%) (4.3%) (2.5%) (0.7%) 1.2% 3.0% 4.8% 6.6% 8.4% 10.2% 26.4% Case 2—Terminal P/E scenario $8.97 36.6% 43.8% 44.9% 47.7% 50.5% 53.3% 56.1% 58.9% 61.6% 64.4% 67.2% 70.0% 95.1% DRAFT Special Committee Case $11.93 2.7% 8.1% 9.0% 11.1% 13.2% 15.3% 17.4% 19.4% 21.5% 23.6% 25.7% 27.8% 46.7% Price / TBV Adjusted for Reserve Development $250mm unfavorable development $11.20 1.09x 1.15x 1.16x 1.18x 1.21x 1.23x 1.25x 1.27x 1.29x 1.32x 1.34x 1.36x 1.56x $500mm unfavorable development $10.31 1.19x 1.25x 1.26x 1.29x 1.31x 1.33x 1.36x 1.38x 1.41x 1.43x 1.45x 1.48x 1.70x Price / BV Adjusted for Reserve Development $250mm unfavorable development $15.36 0.80x 0.84x 0.85x 0.86x 0.88x 0.89x 0.91x 0.93x 0.94x 0.96x 0.98x 0.99x 1.14x $500mm unfavorable development $14.47 0.85x 0.89x 0.90x 0.92x 0.93x 0.95x 0.97x 0.98x 1.00x 1.02x 1.04x 1.05x 1.21x Deutsche Bank Note: All metrics are calculated using a fully diluted sharecount of 201.7mm. 6 Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special Corporate & Investment Bank Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

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